EWBC Earnings Results Fourth Quarter 2018 January 24, 2019

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations of our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for- sale investment securities portfolio; changes in the economy of and monetary policy in the People’s Republic of China; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

Highlights of Fourth Quarter 2018 Results $ in millions, except per share data Current Quarter Q-o-Q Change Y-o-Y Change 4Q18 2018 Earnings Net income Net income Net income $ 173.0 1% 104% $173 million $704 million Adj.1 net income $ 173.0 1% 37% EPS $ 1.18 1% 104% 4Q18 2018 Adj.1 EPS $ 1.18 1% 37% Diluted EPS Diluted EPS NII $ 369.4 6% 16% $1.18 $4.81 NIM 3.79% 3 bps 22 bps Balance Sheet Tangible equity1/share Loans $ 32,385 4% 11% $27.15 Deposits $ 35,440 5% 10% Record loans 1 TBVPS $ 27.15 5% 17% $32.4 billion Credit Quality NCO ratio 0.20% 15 bps (2) bps Record deposits NPAs $ 93.0 (19)% (19)% $35.4 billion 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q18 Earnings Press Release. 3

4Q18 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $200 $187 $200 $172 $171 $173 $165 $172 $171 $173 $1.28 $1.18 $1.17 $1.18 $1.18 $1.17 $1.18 $127 $1.13 $0.87 $100 $ millionsin $85 $100 -1% +1% $0.58 millions in $ +30% +5% $ $ inmillions, except per share data $ inmillions, except per share data $— $— 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17* 1Q18* 2Q18 3Q18 4Q18 Net income Diluted EPS Adj.* net income Adj.* diluted EPS Adj.* net income growth . Profitability Ratios 5-quarter GAAP ROA range: 0.90% to 2.03%. . 1.79% 1.84% 35% 5-quarter operating ROA range: 1.35% to 1.84%. 1.76% 1.69% 30% . 1.35% 5-quarter GAAP ROE range: 8.7% to 19.3%. 25% . 19.7% 19.5% 5-quarter operating ROE range: 13.0% to 17.0%. 18.5% 18.0% 20% 15.1% . 5-quarter GAAP tangible ROE range: 10.2% to 22.3%. 15% 17.0% 17.0% 16.2% 15.8% . 5-quarter operating tangible ROE range: 15.1% to 13.0% 10% 19.7%. 0.00% 5% 4Q17* 1Q18* 2Q18 3Q18 4Q18 Return on assets Return on equity Return on tang. eq. *4Q17 & 1Q18 ratios adjusted for non-GAAP items. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q18 Earnings Press Release. 1Q18 adjusted for the gain on sale of DCB, and 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act. 4

4Q18 Record Loans of $32.4 billion 4Q18 EOP Loan Mix: $32.4 billion . ($ in billions) EOP loan growth of 4% Q-o-Q (+15% LQA). . Avg. loan growth of 3% Q-o-Q (+13% LQA). . $8.0 Avg. growth in C&I: $427mm (+15% LQA). 25% $12.1 . Avg. growth in SFR: $359mm (+26% LQA). 37% . Avg. growth in CRE: $295mm (+10% LQA). $12.3 . 4Q18 avg. loan yield of 5.22%, up by 20 bps Q-o-Q. 38% . Yield expansion driven by upward repricing of variable rate loans. C&I CRE Consumer Average Loans Average Loan Yield 37% $31.5 5.22% $30.5 4.95% 5.02% $29.2 $29.6 $28.6 4.69% +13% 4.52% +11% +6% $ $ inbillions +8% 20 0 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 Average loans LQA average loan growth Loan portfolio composition: CRE = CRE, MFR, construction and land. Consumer = SFR, HELOC, and other consumer. 5

4Q18 Record Deposits of $35.4 billion 4Q18 EOP Deposit Mix: $35.4 billion . EOP deposit growth of 5% Q-o-Q (+21% LQA). ($ in billions) . Avg. deposit growth of 5% Q-o-Q (+21% LQA). . Avg. balance growth in noninterest-bearing $9.1 26% $11.4 demand (+$808mm), money market (+$567mm) 32% and time deposits (+$506mm). . $6.6 4Q18 cost of deposits: 0.90%, up 12 bps Q-o-Q; 19% $8.3 cost of IB deposits: 1.34%, up 20 bps Q-o-Q. 23% DDA MMDA IB Checking & Savings Time Average Deposits Cost of Deposits 0.90% $35.0 0.78% $33.2 $32.3 $32.3 $32.4 0.64% +21% 0.49% +11% 0.43% $ $ inbillions +1% +0.5% 22 0 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 Average deposits LQA average deposit growth 6

4Q18 Summary Income Statement

$ in millions, except per share data	4Q18	3Q18	$ Change	% Change
Adjusted net interest income	$ 363.6	$ 345.9	$ 17.7	5 %
ASC 310-30 discount accretion income	5.8	2.9	2.9	103 %
Net interest income	369.4	348.7	20.7	6 %
Fees & operating income	38.9	41.9	(3.0)	(7) %
Net gains on sales of fixed assets, loans & securities	2.8	4.6	(1.8)	(40) %
Total noninterest income	41.7	46.5	(4.8)	(10) %
Adjusted noninterest expense	155.9	157.7	(1.8)	(1) %
Amortization of tax credit and other investments, and core deposit intangibles	32.2	22.2	10.1	45 %
Total noninterest expense	188.1	179.8	8.3	5 %
Provision for credit losses	18.0	10.5	7.4	70 %
Income tax expense	32.0	33.6	(1.5)	(5) %
Net income	$ 173.0	$ 171.3	$ 1.7	1 %
Diluted EPS	$ 1.18	$ 1.17	$ 0.01	1 %

Tax Items

- 4Q18 effective tax rate was 16%, unchanged from 3Q18.
- Full year 2018 effective tax rate was 14%, compared to 31% for the full year 2017, and compared to 26% for the full year 2017 adjusted for the impact of the Tax Cuts and Jobs Act.
- Investments in tax credits reduce our tax liability from statutory rates.
- For the full year 2019, we expect to continue to invest in tax credits and project an effective tax rate of approximately 15%.

Note: See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 4Q18 and 4Q17 earnings press releases.

EAST WEST BANK

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4Q18 Net Interest Income & Net Interest Margin Net Interest Income . 4Q18 NII of $369.4mm increased 6% Q-o-Q. $380 $369 . 4Q18 GAAP NIM of 3.79% increased by 3 bps Q-o-Q. $360 $342 $349 $340 NIM impact from change in rates: $320 $327 $320 . +6% +15 bps from change in loan yields. $300 . +2% +2 bps from higher ASC 310-30 discount accretion income. $280 +5% $ $ inmillions . +2% +1 bp from change in other earning asset yields. $260 . $240 -12 bps from change in rates paid on deposits. $220 NIM impact from change in earning asset mix: $200 . 4Q17 1Q18 2Q18 3Q18 4Q18 -3 bps, primarily from increase in lower-yielding earning Net Interest Income NII growth assets related to growth in deposits. Average Loan Yield and Cost of Deposits Net Interest Margin relative to 6.00% 5.22% Upper Range of Fed Funds Target Rate 4.95% 5.02% 5.00% 4.52% 4.69% 3.83% 3.73% 3.76% 3.79% 3.57% 4.00% 3.00% 2.50% 2.00% 2.00% 2.25% 1.50% 1.75% 0.78% 0.90% 1.00% 0.43% 0.49% 0.64% 0.00% $0 0.00% 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 Average loan yield Cost of deposits Net Interest Margin Fed funds rate *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q18 Earnings Press Release. 8

4Q18 Fees & Other Operating Income $50 Fees and Other Operating Income Q-o-Q Difference $44.6 . 4Q18 noninterest income totaled $41.7mm, a 1.9 $41.9 decrease from $46.5mm in 3Q18. $40 2.6 $38.9 . $38.4 $38.2 6.6 Excluding the impact of all gains on sales, 4Q18 fees 3.3 9% 4.1 2.9 4.6 and other operating income of $38.9mm decreased 1.1 3% 4.5 by 7% Q-o-Q from $41.9mm. 3.5 2.8 7% 4.7 6.7 . Customer-driven income of $37.3mm was $30 2.8 5.8 5.8 15% essentially stable Q-o-Q and Y-o-Y. 3.0 6.8 . Increase in letters of credit fees and foreign 6.5 5.6 exchange income reflected a greater volume of $20 foreign currency transactions, partially offset by a $ in millions $ in 15.7 14.6 16.4 42% decline from mark-to-market revaluations of 10.0 9.6 foreign currency balance sheet items. . Decrease in derivative fees reflected a decrease $10 in the fair value of interest rate swaps, and a lower volume of customer transactions. 10.3 10.4 10.1 9.8 9.5 24% $0 4Q17 1Q18 2Q18 3Q18 4Q18 4Q18 Mix Branch fees LC fees & FX income Ancillary loan fees & other income Wealth management fees Derivative fees & other income Other fees & operating income 9

4Q18 Efficiency and PTPP Profitability Noninterest Expense & Efficiency Ratio . 4Q18 total noninterest expense: $188.1mm. . $160 $156 $158 $156 4Q18 adj.* noninterest expense: $155.9mm. $152 $150 . Q-o-Q expense decreases: compensation and employee benefits, deposit insurance premiums and $140 regulatory assessments, directors’ fees, and 55.0% consulting expense. $ $ inmillions $120 . Q-o-Q expense increases: loan related expenses, 41.6% 40.6% 39.9% 39.9% 37.9% promotion costs, and charitable contributions. . $100 35.0% 4Q18 adj.* efficiency ratio: 37.9%, compared to 39.9% in 4Q17 1Q18 2Q18 3Q18 4Q18 3Q18. Adj.* noninterest expense Adj.* efficiency ratio PTPP Income & PTPP Profitability Ratio . Positive operating leverage: revenue growth outpaced expense growth. $255 $234 $238 5.00% . $240 $213 $219 4Q18 revenue up 4% Q-o-Q. 4.00% . $180 4Q18 adj.* noninterest expense down 1% Q-o-Q. . Pre-tax, pre-provision (PTPP) income growth: 2.50% 2.44% 2.50% 3.00% $ $ inmillions $120 2.27% 2.38% 4Q18 PTPP income of $255.2mm, up 7% Q-o-Q and up 20% Y-o-Y. $60 2.00% . PTPP profitability: 5-quarter adj. PTPP profitability $0 1.00% 4Q17 1Q18 2Q18 3Q18 4Q18 ratio range of 2.27% to 2.50%. Adj.* PTPP income Adj.* PTPP profitability ratio *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q18 Earnings Press Release. 10

Asset Quality Metrics Allowance for Loan Losses Provision Expense & Net Charge-off Ratio $35 $32.4 $64.3 1.00% $29.0 2.50% $28 $25.5 $23.6 $46.3 $21 $40 0.50% 1.50% $27.5 $ $ inbillions $14 1.12% 1.02% 0.99% 0.96% $ inmillions $14.2 0.15% 0.13% $7 0.08% 0.01% $0 0.50% $0 0.00% 12.31.15 12.31.16 12.31.17 12.31.18 2015 2016 2017 2018 Gross loans HFI* ALLL / Gross loans HFI* Provision expense NCOs / Avg. loans HFI Nonperforming Assets* . Allowance coverage of loans HFI: 0.96% as of $129 $130 12.31.18, compared to 0.99% as of 09.30.18. $115 . 4Q18 net charge-off ratio: 0.20% annualized, $93 compared to 0.05% annualized in 3Q18 and 0.22% annualized in 4Q17. . Nonperforming assets to total assets ratio: 0.23% $ $ inmillions 0.40% 0.37% as of 12.31.18, compared to 0.29% as of 09.30.18. 0.31% 0.23% $0 0.10% 12.31.15 12.31.16 12.31.17 12.31.18 Nonperforming assets NPAs / Total assets * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. 11

Strong Capital Ratios . Regulatory capital ratios increased by 67 bps to 77 bps year over year. . Capital ratio increases, common dividend payout, and organic balance sheet growth supported through organic earnings generation. EWBC's Capital Position 0.155 13.7% $27.15 12.9% 0.135 12.2% 12.2% 11.4% 11.4% 0.115 $25.00 10.5% 9.7% 9.9% 9.2% $23.13 9.1% 0.095 8.5% 7.0% 0.075 0.055 4.0% 0.035 $15.00 0.015 Tangible equity Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio capital ratio capital ratio capital ratio capital ratio Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.17 EWBC 12.31.18 Note: The Company’s December 31, 2018 regulatory capital ratios are preliminary. 12

Management Outlook: Full Year 2019 FY 2019 expectations FY 2018 Earnings drivers compared to FY 2018 results actual End of Period Loans . Increase by approximately 10%. $32.4 billion, +11% Y-o-Y Net Interest Income . Increase at a percentage rate in the low double-digits $1.4 billion (excl. the impact of ASC 310-30 discount accretion). +17% Y-o-Y NIM . 3.75% to 3.80% (excl. the impact of ASC 310-30 3.72% (ex. accretion), discount accretion). +30 bps Y-o-Y . ASC 310-30 discount accretion estimated to add 2 bps. 3.78% (w/ accretion), +30 bps Y-o-Y Noninterest Expense . Increase at a percentage rate in the mid-single-digits $619 million, (excl. tax credit investment & core deposit intangible +9% Y-o-Y amortization). Provision for Credit Losses . In the range of $80mm to $90mm. $64 million, +39% Y-o-Y Tax Items . Full year effective tax rate of approximately 15%, Effective tax rate: including the impact of tax credit investments, which 14% reduce our tax liability from statutory rates. Interest Rates . No further fed funds rate increases. Fed funds increased 100 bps in 2018: +25 bps each in March, June, September and December. 13

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”) and recognized a pre-tax gain on sale of $3.8 million. During the fourth quarter of 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on the sales of the commercial property, EWIS business and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Three Months Ended December 31, 2018 September 30, 2018 December 31, 2017 Net income (a) $ 173,018 $ 171,302 $ 84,898 Add: Impact of the Tax Cuts and Jobs Act — — 41,689 Adjusted net income (b) $ 173,018 $ 171,302 $ 126,587 Diluted weighted average number of shares outstanding 146,133 146,173 146,030 Diluted EPS $ 1.18 $ 1.17 $ 0.58 Diluted EPS impact of the Tax Cuts and Jobs Act — — 0.29 Adjusted diluted EPS $ 1.18 $ 1.17 $ 0.87 Average total assets (c) $ 40,525,188 $ 38,659,262 $ 37,262,618 Average stockholders’ equity (d) $ 4,335,110 $ 4,197,675 $ 3,856,802 Return on average assets (1) (a)/(c) 1.69% 1.76% 0.90 % Adjusted return on average assets (1) (b)/(c) 1.69% 1.76% 1.35 % Return on average equity (1) (a)/(d) 15.83% 16.19% 8.73 % Adjusted return on average equity (1) (b)/(d) 15.83% 16.19% 13.02% (1) Annualized. . 15

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”) and recognized a pre-tax gain on sale of $3.8 million. During the fourth quarter of 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on the sales of the commercial property, EWIS business and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Year Ended December 31, 2018 December 31, 2017 Net income (e) $ 703,701 $ 505,624 Add: Impact of the Tax Cuts and Jobs Act — 41,689 Less: Gain on sale of the commercial property — (71,654) Gain on sale of business (31,470) (3,807) Add: Tax effect of adjustments (2) 9,303 31,729 Adjusted net income (f) $ 681,534 $ 503,581 Diluted weighted average number of shares outstanding 146,169 145,913 Diluted EPS $ 4.81 $ 3.47 Diluted EPS impact of the Tax Cuts and Jobs Act — 0.29 Diluted EPS impact of gain on sale of the commercial property, net of tax — (0.28) Diluted EPS impact of gain on sale of business, net of tax (0.15) (0.02) Adjusted diluted EPS $ 4.66 $ 3.46 Average total assets (g) $ 38,542,569 $ 35,787,613 Average stockholders’ equity (h) $ 4,130,822 $ 3,687,213 Return on average assets (e)/(g) 1.83% 1.41 % Adjusted return on average assets (f)/(g) 1.77% 1.41 % Return on average equity (e)/(h) 17.04% 13.71 % Adjusted return on average equity (f)/(h) 16.50% 13.66% (2) Statutory rates of 29.56% and 42.05% were applied for the twelve months ended December 31, 2018 and 2017, respectively. 16

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property, EWIS business and DCB branches that were sold in the first quarter of 2017, third quarter of 2017 and first quarter of 2018, respectively (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		December 31, 2018	September 30, 2018	December 31, 2017
Net interest income before provision for credit losses	(a)	$ 369,416	$ 348,720	$ 319,701
Total noninterest income		41,695	46,502	45,206
Total revenue	(b)	$ 411,111	$ 395,222	$ 364,907
Total noninterest expense	(c)	$ 188,097	$ 179,815	$ 175,263
Less: Amortization of tax credit and other investments		(30,958)	(20,789)	(21,891)
Amortization of core deposit intangibles		(1,265)	(1,369)	(1,621)
Adjusted noninterest expense	(d)	$ 155,874	$ 157,657	$ 151,751
Efficiency ratio	(c)/(b)	45.75 %	45.50 %	48.03 %
Adjusted efficiency ratio	(d)/(b)	37.92 %	39.89 %	41.59 %
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$ 255,237	$ 237,565	$ 213,156
Average total assets	(f)	$ 40,525,188	$ 38,659,262	$ 37,262,618
Adjusted pre-tax, pre-provision profitability ratio [(1)]	(e)/(f)	2.50 %	2.44 %	2.27 %
Adjusted noninterest expense [(1)]/average assets	(d)/(f)	1.53 %	1.62 %	1.62 %

(1) Annualized.

EAST WEST BANK

17

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property, EWIS business and DCB branches that were sold in the first quarter of 2017, third quarter of 2017 and first quarter of 2018, respectively (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. Year Ended December 31, 2018 December 31, 2017 Net interest income before provision for credit losses (g) $ 1,386,508 $ 1,185,069 Total noninterest income 210,909 257,748 Total revenue (h) 1,597,417 1,442,817 Noninterest income 210,909 257,748 Less: Gain on sale of the commercial property — (71,654) Gain on sale of business (31,470) (3,807) Adjusted noninterest income (i) $ 179,439 $ 182,287 Adjusted revenue (g)+(i) = (j) $ 1,565,947 $ 1,367,356 Total noninterest expense (k) $ 714,466 $ 661,451 Less: Amortization of tax credit and other investments (89,628) (87,950) Amortization of core deposit intangibles (5,492) (6,935) Adjusted noninterest expense (l) $ 619,346 $ 566,566 Efficiency ratio (k)/(h) 44.73% 45.84 % Adjusted efficiency ratio (l)/(j) 39.55% 41.44 % Adjusted pre-tax, pre-provision income (j)-(l) = (m) $ 946,601 $ 800,790 Average total assets (n) $ 38,542,569 $ 35,787,613 Adjusted pre-tax, pre-provision profitability ratio (m)/(n) 2.46% 2.24 % Adjusted noninterest expense/average assets (l)/(n) 1.61% 1.58% 18

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Year Ended	
Yield on Average Loans		December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income on loans	(a)	$ 414,517	$ 385,538	$ 326,401	$ 1,503,514	$ 1,198,440
Less: ASC 310-30 discount accretion income		(5,810)	(2,863)	(7,023)	(20,172)	(21,052)
Adjusted interest income on loans	(b)	$ 408,707	$ 382,675	$ 319,378	$ 1,483,342	$ 1,177,388
Average loans	(c)	$ 31,534,875	$ 30,498,037	$ 28,646,461	$ 30,230,014	$ 27,252,756
Add: ASC 310-30 discount		23,833	25,852	37,660	28,400	43,341
Adjusted average loans	(d)	$ 31,558,708	$ 30,523,889	$ 28,684,121	$ 30,258,414	$ 27,296,097
Average loan yield	(a)/(c)	5.22% (1)	5.02% (1)	4.52% (1)	4.97%	4.40%
Adjusted average loan yield	(b)/(d)	5.14% (1)	4.97% (1)	4.42% (1)	4.90%	4.31%
Net Interest Margin						
Net interest income	(e)	$ 369,416	$ 348,720	$ 319,701	$ 1,386,508	$ 1,185,069
Less: ASC 310-30 discount accretion income		(5,810)	(2,863)	(7,023)	(20,172)	(21,052)
Adjusted net interest income	(f)	$ 363,606	$ 345,857	$ 312,678	$ 1,366,336	$ 1,164,017
Average interest-earning assets	(g)	$ 38,688,647	$ 36,822,293	$ 35,491,424	$ 36,707,142	$ 34,034,065
Add: ASC 310-30 discount		23,833	25,852	37,660	28,400	43,341
Adjusted average interest-earning assets	(h)	$ 38,712,480	$ 36,848,145	$ 35,529,084	$ 36,735,542	$ 34,077,406
Net interest margin	(e)/(g)	3.79% (1)	3.76% (1)	3.57% (1)	3.78%	3.48%
Adjusted net interest margin	(f)/(h)	3.73% (1)	3.72% (1)	3.49% (1)	3.72%	3.42%

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands) (unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders' equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2018	September 30, 2018	December 31, 2017
Stockholders' equity	(a)	$ 4,423,974	$ 4,244,850	$ 3,841,951
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(22,365)	(23,656)	(28,825)
Tangible equity	(b)	$ 3,936,062	$ 3,755,647	$ 3,343,693
Total assets	(c)	$ 41,042,356	$ 39,073,106	$ 37,150,249
Less: Goodwill		(465,547)	(465,547)	(469,433)
Other intangible assets (1)		(22,365)	(23,656)	(28,825)
Tangible assets	(d)	$ 40,554,444	$ 38,583,903	$ 36,651,991
Total stockholders' equity to total assets ratio	(a)/(c)	10.78 %	10.86 %	10.34 %
Tangible equity to tangible assets ratio	(b)/(d)	9.71 %	9.73 %	9.12 %

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property, EWIS business and DCB branches, and the impact of the Tax Cuts and Jobs Act (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended		
		December 31, 2018	September 30, 2018	December 31, 2017
Net Income		$ 173,018	$ 171,302	$ 84,898
Add: Amortization of core deposit intangibles		1,265	1,369	1,621
Amortization of mortgage servicing assets		448	461	437
Less: Tax effect of adjustments (2)		(506)	(542)	(865)
Tangible net income	(e)	$ 174,225	$ 172,590	$ 86,091
Add: Impact of the Tax Cuts and Jobs Act		—	—	41,689
Adjusted tangible net income	(f)	$ 174,225	$ 172,590	$ 127,780
Average stockholders' equity		$ 4,335,110	$ 4,197,675	$ 3,856,802
Less: Average goodwill		(465,547)	(465,547)	(469,433)
Average other intangible assets (1)		(23,130)	(24,530)	(29,527)
Average tangible equity	(g)	$ 3,846,433	$ 3,707,598	$ 3,357,842
Return on average tangible equity (3)	(e)/(g)	17.97 %	18.47 %	10.17 %
Adjusted return on average tangible equity (3)	(f)/(g)	17.97 %	18.47 %	15.10 %

(1) Includes primarily core deposit intangibles and mortgage servicing assets.
(2) Statutory rate of 29.56% was applied for the three months ended September 30, 2018 and December 31, 2018. Statutory rate of 42.05% was applied for the three months ended December 31, 2017.
(3) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property, EWIS business and DCB branches, and the impact of the Tax Cuts and Jobs Act (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. Year Ended December 31, 2018 December 31, 2017 Net Income $ 703,701 $ 505,624 Add: Amortization of core deposit intangibles 5,492 6,935 Amortization of mortgage servicing assets 1,814 1,843 Less: Tax effect of adjustments (2) (2,160) (3,691) Tangible net income (h) $ 708,847 $ 510,711 Add: Impact of the Tax Cuts and Jobs Act — 41,689 Less: Gain on sale of the commercial property — (71,654) Gain on sale of business (31,470) (3,807) Add: Tax effect of adjustments (2) 9,303 31,729 Adjusted tangible net income (i) $ 686,680 $ 508,668 Average stockholders’ equity $ 4,130,822 $ 3,687,213 Less: Average goodwill (466,346) (469,433) Average other intangible assets (1) (25,337) (32,238) Average tangible equity (j) $ 3,639,139 $ 3,185,542 Return on average tangible equity (h)/(j) 19.48% 16.03 % Adjusted return on average tangible equity (i)/(j) 18.87% 15.97% (1) Includes core deposit intangibles and mortgage servicing assets. (2) Statutory rate of 29.56% was applied for the twelve months ended December 31, 2018. Statutory rate of 42.05% was applied for the twelve months ended December 31, 2017. 21